Exhibit 99.1

GWG Holdings Announces Retirement of Board Chairman Paul Siegert, Election of New Director Mark Schwarzmann

MINNEAPOLIS, Feb. 21, 2017 (GLOBE NEWSWIRE) GWG Holdings, Inc. (Nasdaq: GWGH), a financial services company dedicated to transforming the life insurance industry with disruptive and innovative products and services, announced that co-founder and Board Chairman Paul Siegert is retiring from the company and its Board of Directors.

Effective immediately, co-founder and Chief Executive Officer Jon Sabes will serve as Chairman of the company’s Board of Directors. In addition, the company announced that Mark Schwarzmann, former Chairman and Chief Executive Officer of RiverSource Insurance, will join the company’s Board of Directors.

“We founded GWG 11 years ago on the principle that by applying best practices to the life insurance secondary market we could create an enduring company that offers consumers superior value for their life insurance assets,” said Jon Sabes. “And through hard work and perseverance we have accomplished Paul’s vision. We are grateful for Paul’s many contributions and leadership over the years. We wish him the best in retirement. Now as we enter an exciting phase of our continued corporate development, we are pleased to have insurance executive Mark Schwarzmann join our Board of Directors. Mark adds significant expertise and experience to our Board in the life and retirement businesses we serve.”

Paul Siegert co-founded GWG in 2006 and served as its President until 2014 when he became Executive Chairman of the Board. As a nationally recognized expert on tax and estate planning, he has over 50 years of experience in national and international business, consulting to Fortune 500 companies, emerging firms, government and education. He founded the Insurance Studies Institute in 2007.

Mark Schwarzmann is a Senior Advisor with global consulting firm Oliver Wyman where he works with insurance practice groups. Mark is also a founding Principal with the strategic consulting firm Independence Associates. Prior to starting his consulting practice, Mark served as Chairman and Chief Executive Officer of RiverSource Life Insurance and was President of Ameriprise Financial’s Insurance, Annuities and Product Distribution from 2003 to 2007. Prior to that, Mark spent fifteen years in leadership positions at the General Electric Corporation, including serving as Senior Vice President of GE Financial Assurance, where he built a go-to-market strategy and sales team for long-term care and life insurance products.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq:GWGH) is a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services. Already a recognized disruptor as a leader in life insurance secondary market, GWG seeks to further transform the industry by applying advanced epigenetic mortality prediction technology to the life insurance and related industries. As of September 30, 2016, GWG’s growing portfolio consisted of $1.27 billion in face value of life insurance policy benefits, and has returned $357 million to consumers for their life insurance compared to the $24.5 million in surrender value offered by issuing carriers on the same policies. For more information about GWG Holdings, Inc. email info@gwglife.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media contacts:

Dan Callahan

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwglife.com

Matt Ehlers

G&S Business Communications

(919) 870-5718, x3221

mehlers@gscommunications.com